AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT
                  AND TO OTHER LOAN DOCUMENTS


     AMENDMENT AGREEMENT, dated as of October 19, 1999, to the Amended and Restated Loan Agreement, dated as of July 31, 1995 (as same has been or may be further amended, supplemented, modified or restated in accordance with its terms, the "Loan Agreement") among REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), those financial institutions named as lenders on Schedule 2.01 thereto (the "Lenders") and FLEET BANK, N.A. (as successor to NatWest Bank N.A.), in its capacity as agent (the "Agent") for itself and the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

     SECTION I.     AMENDMENTS TO LOAN AGREEMENT

          1. Rex Alabama, Inc., an Ohio corporation ("Rex Alabama") shall be added as a party to the Loan Agreement as a "Borrower". By its execution and delivery of this Amendment Agreement, Rex Alabama agrees to be bound by all of the terms and provisions of the Loan Agreement applicable to "Borrowers".

          2. rexstores.com, Inc., an Ohio corporation ("Rex Internet") shall be added as a party to the Loan Agreement as a "Borrower". By its execution and delivery of this Amendment Agreement, Rex Internet agrees to be bound by all of the terms and provisions of the Loan Agreement applicable to "Borrowers".

          3. The preamble to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "AMENDED AND RESTATED LOAN AGREEMENT dated as of July 31, 1995, among REX RADIO AND TELEVISION, INC., an Ohio corporation ('Rex Radio'), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ('Kelly'), STEREO TOWN, INC., a Georgia corporation ('Stereo Town'), REX KANSAS, INC., a Kansas corporation ('Rex Kansas'), REX ALABAMA, INC., an Ohio corporation ('Rex Alabama'), REXSTORES.COM, INC., an Ohio corporation ('Rex Internet' and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Borrower" and, jointly and severally, the "Borrowers"), the lenders named in Schedule 2.01 hereto (collectively, the "Lenders"), and FLEET BANK, N.A. (as successor to NatWest Bank N.A.), as agent for the Lenders (in such capacity, the 'Agent')."

          4. Section 1.01 of the Loan Agreement is amended by adding the following defined terms in the correct alphabetical order:
                                   1

          "'AVA' shall mean AVA Acquisition Corp., a Delaware corporation." "'Permitted Agreements' shall mean the Agreement between Rex Radio and
     Rex Alabama, Inc., dated as of January 1, 1999, as amended, and the
     Amended and Restated Loan Agreement dated as of April 15, 1998 among
     Colona SynFuel Limited      Partnership, L.L.L.P. (f/k/a Colona SynFuel,
     L.P.), Somerset SynFuel, L.P. (f/k/a Pageton Synfuel, L.P.) and Rex Investment, LLC, as amended by Amendment No. 1 to Amended and Restated
     Loan Agreement, made as of the 24th day of July, 1998, effective as of the 30th day of June, 1998, as such agreements are in effect on the Second Amendment Date."

          "'Rex Alabama' shall have the meaning assigned to such term in the preamble of this Agreement."

          "'Rex Internet' shall have the meaning assigned to such term in the preamble of this Agreement."

          "'Rex Investment' shall mean Rex Investment, LLC, an Ohio limited liability company."

          "'Second Amendment Date' shall mean October 19, 1999."

          5. Section 2.01(a) of the Loan Agreement is hereby amended by (a) deleting the word "and" at the end of clause (iii) thereof, (b) renumbering clause (iv) as clause (vi) and (c) adding new clauses (iv) and (v) which read as follows:

     "(iv) Rex Alabama shall not exceed an amount (the 'Rex Alabama Borrowing Base') equal to the sum of (1) up to 85% of the Net Amount of Eligible Accounts of Rex Alabama, plus (2) up to 65% of the Net Amount of Eligible Inventory of Rex Alabama comprised of Electronic Inventory, plus (3) without duplication, with respect to the Net Amount of Eligible Inventory of Rex Alabama comprised of Non-Electronic Inventory, (x) up to 65% of the value of that portion of such Non-Electronic Inventory of Rex
     Alabama comprising 25% or less of the aggregate of all Eligible Inventory of Rex Alabama and (y) up to 50% of the value of that portion of the Non-Electronic Inventory of Rex Alabama which, when added together with the Non-Electronic Inventory referenced in clause (x), comprises more than 25% of the aggregate of all Eligible Inventory of Rex Alabama, and"

     "(v) Rex Internet shall not exceed an amount (the 'Rex Internet Borrowing Base') equal to the sum of (1) up to 85% of the Net Amount of Eligible Accounts of Rex Internet, plus (2) up to 65% of the Net Amount of Eligible Inventory of Rex Internet comprised of Electronic Inventory, plus (3) without duplication, with respect to the Net Amount of Eligible
     Inventory of Rex Internet comprised of Non-Electronic Inventory, (x) up to 65% of the value of that portion of such Non-Electronic Inventory of
                                   2

     Rex Internet comprising 25% or less of the aggregate of all Eligible Inventory of Rex Internet and (y) up to 50% of the value of that portion of the Non-Electronic Inventory of Rex Internet which, when added together with the Non-Electronic Inventory referenced in clause (x), comprises more than 25% of the aggregate of all Eligible Inventory of Rex Internet, and"

          6. Section 2.01(a)(vi) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          (vi) Stereo Town shall not exceed an amount (the "Stereo Town Borrowing Base" and, together with the Kelly Borrowing Base, Rex Kansas Borrowing Base, Rex Radio Borrowing Base, Rex Alabama Borrowing Base and Rex Internet Borrowing Base, the "Borrowing Base") equal to the sum of
     (1) up to 85% of the Net Amount of Eligible Accounts of Stereo Town, plus (2) up to 65% of the Net Amount of Eligible Inventory of Stereo
     Town comprised of Electronic Inventory, plus (3) without duplication, with respect to the Net Amount of Eligible Inventory of Stereo Town comprised of Non-Electronic Inventory, (x) up to 65% of the value of that portion of such Non-Electronic Inventory comprising 25% or less of the aggregate of all Eligible Inventory of Stereo Town and (y) up to 50% of the value of that portion of the Non-Electronic Inventory of Stereo
     Town which, when added together with the Non-Electronic Inventory referenced in clause (x), comprises more than 25% of the aggregate of all Eligible Inventory of Stereo Town; provided, however, that commencing with the date, if any, upon which the Agent becomes aware (whether through receipt of financial statements in accordance with Section 8.01 hereof or otherwise) that the Parent and its Subsidiaries on a Consolidated basis have suffered a pre-tax loss of $5,000,000 or more for the fiscal year just ended (the amount of any such loss to be calculated in accordance with GAAP as in effect on the date hereof), the advance rates set forth in clauses (i)(2), (i)(3)(x), (ii)(2),
     (ii)(3)(x), (iii)(2), (iii)(3)(x), (iv)(2), (iv)(3)(x), (v)(2),
     (v)(3)(x), (vi)(2) and (vi)(3)(x) above shall be reduced to not more than 55%; and, provided further, that in any event, amounts available under the Total Commitment shall not exceed (i) $100,000,000 from January 1 through June 30 of each year and (ii) $150,000,000 from July 1 through December 31 of each year.

          7. The introductory paragraph of Article IX of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "Each Borrower, jointly and severally, covenants and agrees with the Agent and each Lender that, so long as this Agreement shall remain in effect, or any Obligations shall remain outstanding or unpaid or any Letter of Credit shall remain outstanding, it will not, and will not cause or permit any of its Subsidiaries to:"

          8. Section 9.02 of the Loan Agreement is hereby amended by (a) deleting the word "and" at the end of clause (iii) thereof, (b) deleting the period at the end of clause (iv) and substituting "; and" therefor and (c) adding a new clause (v) which reads as follows:
                                    3

          "(v) Indebtedness owing by any Borrower to any other Borrower."

          9. Section 9.03 of the Loan Agreement is hereby amended by (a) deleting the word "and" at the end of clause (x) thereof, (b) deleting the period at the end of clause (xi) and substituting "; and" therefor and (c) adding a new clause (xii) which reads as follows:

          "(xii) Liens by Rex Alabama in favor of Rex Radio granted pursuant to the Alabama Agreement and collaterally assigned to the Agent on behalf of the Lenders."

          10. Section 9.06 of the Loan Agreement is hereby amended by (a) deleting the word "and" at the end of clause (vi) thereof, (b) deleting the period at the end of clause (vii) and substituting a semicolon therefor and
(c) adding new clauses (viii) through (x) which read as follows:

          "(viii) investments in the capital stock, limited partnership interests or other equity interests of Rex Alabama, Rex Investment, Rex Internet, Colona SynFuel Limited Partnership, L.L.L.P. and Somerset SynFuel, L.P., provided that none of the Borrowers or any of their Subsidiaries may make loans to or investments in such entities after the Second Amendment Date, other than in accordance with the Permitted Agreements or as otherwise permitted by this Section 9.06;

          (ix) the repurchase of stock and exchange of securities made pursuant to the Contribution and Redemption Agreement made and entered into as of the 1st day of January, 1999, among AVA, the Parent and Kelly; and

          (x) Indebtedness permitted by Section 9.02(v)."

     SECTION II.         AMENDMENT TO NOTES

          1. Rex Alabama shall be added as a party to each Note and shall be jointly and severally liable with each other Borrower for such Note and the Obligations. By its execution and delivery of this Amendment Agreement, Rex Alabama agrees to bound by all of the terms and provisions of the Notes.

          2. Rex Internet shall be added as a party to each Note and shall be jointly and severally liable with each other Borrower for such Note and the Obligations. By its execution and delivery of this Amendment Agreement, Rex Internet agrees to bound by all of the terms and provisions of the Notes.

     SECTION III.   AMENDMENT TO BORROWERS GUARANTY

          1. Rex Alabama shall be added as a party to the Borrowers Guaranty and shall be a "Guarantor" as such term is defined in the Borrowers Guaranty.
                                  4

By its execution and delivery of this Amendment Agreement, Rex Alabama agrees to bound by all of the terms and provisions of the Borrowers Guaranty.

          2. Rex Internet shall be added as a party to the Borrowers Guaranty and shall be a "Guarantor" as such term is defined in the Borrowers Guaranty. By its execution and delivery of this Amendment Agreement, Rex Internet agrees to bound by all of the terms and provisions of the Borrowers Guaranty.

          3. The preamble to the Borrowers Guaranty is hereby amended and restated in its entirety to read as follows:

     "BORROWERS GUARANTY by REX RADIO AND TELEVISION, INC., an Ohio corporation ('Rex Radio'), STEREO TOWN, INC., a Georgia corporation ('Stereo Town'), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ('Kelly'), REX KANSAS, INC., a Kansas corporation ('Rex Kansas'), REX ALABAMA, INC., an Ohio corporation ('Rex Alabama') and REXSTORES.COM, INC., an Ohio corporation ('Rex Internet', and together with Rex Radio, Stereo Town, Kelly, Rex Kansas and Rex Alabama, each a 'Guarantor' and collectively, the 'Guarantors'), dated July 31, 1995, in favor of FLEET BANK, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the 'Agent') for itself and for the Lenders hereinafter referred to."

     SECTION IV.    AMENDMENTS TO BORROWERS SECURITY AGREEMENT

          1. Rex Alabama shall be added as a party to the Borrowers Security Agreement and shall be a "Debtor" as such term is defined in the Borrowers Security Agreement. By its execution and delivery of this Amendment Agreement, Rex Alabama (i) agrees to be bound by all of the terms and provisions of the Borrowers Security Agreement, (ii) hereby, and thereby, grants a security interest in all assets owned by it which meet the description of Collateral set forth on Schedule A of the Borrowers Security Agreement to secure all Obligations and (iii) agrees and confirms that it and such assets shall be subject to the terms and provisions of the Borrowers Security Agreement.

          2. Rex Internet shall be added as a party to the Borrowers Security Agreement and shall be a "Debtor" as such term is defined in the Borrowers Security Agreement. By its execution and delivery of this Amendment Agreement, Rex Internet (i) agrees to be bound by all of the terms and provisions of the Borrowers Security Agreement, (ii) hereby, and thereby, grants a security interest in all assets owned by it which meet the description of Collateral set forth on Schedule A of the Borrowers Security Agreement to secure all Obligations and (iii) agrees and confirms that it and such assets shall be subject to the terms and provisions of the Borrowers Security Agreement.
                                   5

          3. The preamble to the Borrowers Security Agreement is hereby amended and restated in its entirety to read as follows:

     "BORROWERS SECURITY AGREEMENT, dated as of January 31, 1989, as amended and restated through July 31, 1995, made by REX RADIO AND TELEVISION, INC., an Ohio corporation (' Radio'), KELLY & COHEN
     APPLIANCES, INC., an Ohio Corporation ('Kelly'), STEREO TOWN, INC., a Georgia corporation ('Stereo Town'), REX KANSAS, INC., a Kansas corporation ('Rex Kansas'), REX ALABAMA, INC., an Ohio corporation ('Rex Alabama') and REXSTORES.COM, INC., an Ohio corporation ('Rex Internet', and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex
     Alabama, each a Debtor' and, jointly and severally, the 'Debtors'), and FLEET BANK, N.A. (as successor to NatWest Bank, N.A.), as agent (in such capacity, referred to herein as 'Secured Party') for the several banks and other financial institutions (the 'Lenders') from time to time parties to the Amended and Restated Loan Agreement dated as of July 31, 1995 (as it may be further amended, modified or supplemented from time to time, the 'Loan Agreement'; terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement)."

          4. Exhibit 1 to Schedule I to the Borrowers Security Agreement is hereby amended by deleting such exhibit in its entirety and substituting, in lieu thereof, Exhibit 1 to Schedule I attached hereto as Annex A.

     SECTION V.     AMENDMENTS TO BORROWERS PLEDGE AGREEMENT

          1. Wherever it may occur in the Borrowers Pledge Agreement, the term "Pledged Securities" shall be deemed to include the stock of each of Rex Alabama and AVA. Each of Rex Radio and Kelly, by its execution and delivery of this Amendment Agreement, (i) hereby, and pursuant to the Borrowers Pledge Agreement, grants a security interest in such stock to secure all Obligations and (ii) confirms that such stock shall be subject to the terms and provisions of the Borrowers Pledge Agreement.

          2. Schedule A to the Borrowers Pledge Agreement is hereby amended by deleting such schedule in its entirety and substituting, in lieu thereof, Schedule A attached hereto as Annex B.

     SECTION VI.    AMENDMENTS TO SECURITY AGREEMENT - PATENTS
                    AND TRADEMARKS

          1. Rex Alabama shall be added as a party to the Security Agreement - Patents and Trademarks and shall be a "Debtor" as such term is defined in the Security Agreement - Patents and Trademarks. By its execution and delivery of this Amendment Agreement, Rex Alabama (i) agrees to be bound by all of the
                                    6

terms and provisions of the Security Agreement - Patents and Trademarks, (ii) hereby, and thereby, grants a security interest in all assets owned by it which meet the description of Collateral set forth in the Security Agreement-Patents and Trademarks to secure the Obligations and (iii) agrees and confirms that it and such assets shall be subject to the terms and provisions of the Security Agreement-Patents and Trademarks.

          2. Rex Internet shall be added as a party to the Security Agreement - Patents and Trademarks and shall be a "Debtor" as such term is defined in the Security Agreement - Patents and Trademarks. By its execution and delivery of this Amendment Agreement, Rex Internet (i) agrees to be bound by all of the terms and provisions of the Security Agreement - Patents and Trademarks, (ii) hereby, and thereby, grants a security interest in all assets owned by it which meet the description of Collateral set forth in the Security Agreement-Patents and Trademarks to secure the Obligations and (iii) agrees and confirms that it and such assets shall be subject to the terms and provisions of the Security Agreement-Patents and Trademarks.

          3. The preamble to the Security Agreement - Patents and Trademarks is hereby amended and restated in its entirety to read as follows:

     "AGREEMENT, dated as of January 31, 1989, as amended and restated through July 31, 1995, made by REX RADIO AND TELEVISION, INC., an Ohio corporation ('Rex Radio'), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ('Kelly'), STEREO TOWN, INC., a Georgia corporation ('Stereo Town', REX KANSAS, INC., a Kansas corporation ('Rex Kansas'), REX ALABAMA, INC., an Ohio corporation ('Rex Alabama') and REXSTORES.COM, INC., an Ohio corporation ('Rex Internet') and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a 'Debtor' and, jointly and severally, the 'Debtors'), and FLEET BANK, N.A. (as successor to NatWest Bank, N.A.), as agent (in such capacity, referred to herein as 'Secured Party') for the several banks and other financial institutions (the 'Lenders') from time to time parties to the Amended and Restated
     Loan Agreement dated as of July 31, 1995 (as it may be further amended, modified or supplemented from time to time, the 'Loan Agreement'; terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement)."

          4. Schedule C to the Security Agreement - Patents and Trademarks is hereby amended by deleting such schedule in its entirety and substituting, in lieu, thereof, Schedule C attached hereto as Annex C.

     SECTION VII.     AMENDMENTS TO PARENT PLEDGE AGREEMENT

          1. The Agent hereby releases its Lien in the stock of AVA pledged to it under the Parent Pledge Agreement. The stock of AVA shall be removed from the terms "Pledged Securities" and "Initial Pledged Securities", wherever such terms may appear in the Parent Pledge Agreement.
                                   7

          2. Wherever it may occur in the Parent Pledge Agreement, the term "Pledged Securities" shall be deemed to include the stock of Rex Internet. The Parent, by its execution and delivery of this Amendment Agreement, (i) hereby, and pursuant to the Parent Pledge Agreement, grants a security interest in such stock to secure all Obligations and (ii) confirms that such stock shall be subject to the terms and provisions of the Parent Pledge Agreement.

          3. Schedule A to the Parent Pledge Agreement is hereby amended by deleting such schedule in its entirety and substituting, in lieu thereof, Schedule A attached hereto as Annex D.

     SECTION VIII.  CONDITIONS PRECEDENT

          This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the Borrowers (including Rex Alabama and Rex Internet), the Parent, the Agent and the Required Lenders and the fulfillment of the following conditions:

          1. No unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

          2. All representations and warranties made by the Borrowers (including Rex Alabama and Rex Internet) and the Parent in this Amendment Agreement shall be true and correct.

          3. The Agent shall have received (i) a copy of the articles of incorporation, in each case as amended to date, of each of Rex Alabama and Rex Internet, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, and a certificate of good standing from the appropriate official of each state in which it is qualified to do business, in each case dated as of a recent date; (ii) a certificate of the Secretary of Rex Alabama and Rex Internet, dated the Second Amendment Date and certifying (A) that attached thereto is a true and complete copy of such Person's Code of Regulations as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Person's Board of Directors authorizing the execution, delivery and perfor-mance of this Amendment Agreement, the Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder and thereunder, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such Person's articles of incorporation has not been amended snce the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such Person's officers executing this Amendment Agreement or any other Loan Document delivered in connection herewith; (iii) a certificate of another of such Person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.
                                   8

          4. The Agent shall have received a (i) certificate of the Secretary of each of the Parent and the Borrowers, other than Rex Alabama and Rex Internet, dated the Second Amendment Date and certifying (A) that attached thereto is a true and complete copy of a resolution adopted by such Person's Board of Directors authorizing the execution, delivery and perfor-mance of this Amendment Agreement, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (B) that such Person's certificate or articles of incorporation or constitutive documents and such Person's By-laws or Code of Regulations have not been amended since the date of the Amendment Date, and (C) as to the incumbency and specimen signature of each of such Person's officers executing this Amendment Agreement or any other Loan Document delivered in connection herewith; (ii) a certificate of another of such Person's officers as to incumbency and signature of its Secretary; and (iii) such other documents as the Agent or any Lender may reasonably request.

          5. The Borrower shall have ordered requests for copies or information on Form UCC-11 or certificates satisfactory to the Agent of a UCC Reporter Service, of all effective UCC financing statements, tax liens and payment liens which name as debtor Rex Alabama, Rex Internet, Rex Investment or AVA and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of Rex
Alabama, Rex Internet Rex Investment or AVA, as the case may be, together with copies of such financing statements.

          6. The Agent shall have received each document (including, without limitation, each UCC financing statement, assignment and amendment) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders a first priority perfected security interest in the Collateral owned by Rex Alabama and Rex Internet.

          7. The Agent shall have received the certificates evidencing the shares of stock of AVA and Rex Alabama being pledged pursuant to the Borrowers Pledge Agreement, together with undated stock powers executed in blank, each duly executed by the appropriate Person.

          8. The Agent shall have received the certificates evidencing the shares of stock of Rex Internet being pledged pursuant to the Parent Pledge Agreement, together with undated stock powers executed in blank, each duly executed by the appropriate Person.

          9. The Agent shall have received an opinion of Borrowers' counsel as to such matters as the Agent may require, such opinion to be in form and substance satisfactory to the Agent.
                                   9

          10. The Agent shall have received an amendment to the Agreement between Rex Radio and Rex Alabama, Inc., dated as of January 1, 1999, permitting Rex Alabama to grant and permit to exist a valid, perfected and enforceable first priority Lien on and security interest in the Collateral in favor of the Agent on behalf of the Lenders.

          11. The Agent shall have received assignments of any UCC-1 Financing Statements that have been filed by Rex Radio, as secured party, against Rex Alabama.

          12. The Agent shall have received copies of (i) the Inventory Purchase Agreement, dated as of May 5, 1999, between Rex Radio and Rex Internet (ii) the Management Services Agreement, dated as of May 5, 1999, between Rex Radio and Rex Internet, and (iii) the License Agreement, dated as of May 5, 1999 between Rex Kansas and Rex Internet.

          13. The Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

     SECTION IX.      CONDITIONS SUBSEQUENT

          The Borrowers (including Rex Alabama and Rex Internet) hereby agree and covenant to satisfy the following additional conditions within 30 days of the date hereof:

          1. The Agent shall have received a Guaranty and a Security Agreement, each duly executed by Rex Investment and AVA, each in form and substance satisfactory to the Agent.

          2. The Agent shall have received clipped copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Agent of a UCC Reporter Service, listing all effective UCC financing statements, tax liens and payment liens which name as debtor Rex Alabama, Rex Internet, Rex Investment or AVA and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of Rex Alabama, Rex Internet, Rex Investment or AVA, as the case may be, together with copies of such financing statements. With respect to any liens not permitted pursuant to Section 9.03 of the Loan Agreement, the Agent shall have received termination statements in form and substance satisfactory to it.

          3. The Agent shall have received each document (including, without limitation, each UCC financing statement, assignment and amendment) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders a first priority perfected security interest in the Collateral owned by Rex Investment and AVA, other than Rex Investment's limited partnership interests in Colona SynFuel Limited Partnership, L.L.L.P. and Somerset SynFuel, L.P.

          4. The Agent shall have received a Pledge Agreement executed by Kelly and AVA pledging their respective membership interests in Rex Investment.
                                    10

          5. The Agent shall have received an Assignment of Contracts as Collateral with respect to each Permitted Agreement, together with assignments of any UCC-1 Financing Statements that have been filed by Rex Investment, as secured party against Colona SynFuel Limited Partnership, L.L.L.P. (f/k/a Colona SunFuel, L.P.).

     SECTION X.     MISCELLANEOUS

          1. By its signature below, each of the Borrowers (including Rex Alabama and Rex Internet) reaffirms and restates the representations and warranties set forth in Article VII of the Loan Agreement, and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that they relate expressly to an earlier date). The Parent reaffirms and restates the representations and warranties set forth in Section 14 of the Parent Guaranty, and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that they relate expressly to an earlier date). In addition, each of the Borrowers (including Rex Alabama and Rex Internet) and the Parent represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and the Lenders that:

          (a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby, and has taken or caused to be taken all necessary actions to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

          (b) no consent of any other Person (including, without limitation, shareholders or creditors of the Borrowers (including Rex Alabama and Rex Internet) or the Parent) and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement, or consummation of the transactions contemplated hereby;

          (c) this Amendment Agreement has been duly executed and delivered by or on behalf of the Borrowers (including Rex Alabama and Rex Internet) and the Parent and constitutes a legal, valid and binding obligation of each of the Borrowers (including Rex Alabama and Rex Internet) and the Parent enforceable in accordance with its terms, subject as to enforceability to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;
                                   11

          (d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower (including Rex Alabama and Rex Internet) or the Parent; and

          (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

     By its signature below, each of the Borrowers (including Rex Alabama and Rex Internet) and the Parent agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

          2. Each of the Loan Agreement, the Borrowers Guaranty, the Borrowers Security Agreement, the Borrowers Pledge Agreement, the Security Agreement-Patents and Trademarks and the Parent Pledge Agreement is hereby ratified and confirmed in all respects and, except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Borrowers Guaranty, the Borrowers Security Agreement, the Borrowers Pledge Agreement, the Security Agreement-Patents and Trademarks and the Parent Pledge Agreement shall remain unamended, unwaived and in effect in accordance with their respective terms. The amendments and waivers set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments or consents to, or waivers of modifications of, any term or provision of the Loan Documents or any other document or instrument referred to herein or therein or of any transaction or further or future action on the part of any Borrower (including Rex
Alabama and Rex Internet) or the Parent requiring the consent of the Agent or any Lender, except to the extent specifically provided for herein.

          3. Each Borrower (including Rex Alabama and Rex Internet) and the Parent confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Loan Agreement, the Borrowers Guaranty, the Parent Guaranty, the Borrowers Security Agreement, the Parent Security Agreement, the Borrowers Pledge Agreement, the Parent Pledge Agreement, the Security Agreement-Patents and Trademarks or any other Loan Document and that, except as herein provided, all terms of the Loan Agreement, the Borrowers Guaranty, the Parent Guaranty, the Borrowers Security Agreement, the Parent Security Agreement, the Borrowers Pledge Agreement, the Parent Pledge Agreement, the Security Agreement-Patents and Trademarks and the other Loan Documents shall continue in full force and effect.

          4. This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

          5. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.
                                   12

          6. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED
IN SAID STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS
PRINCIPLES THEREOF).

                              "Borrowers"

                              REX RADIO AND TELEVISION, INC.


                              By:/s/  Edward M. Kress
                                 Name:     Edward M. Kress
                                 Title:    Secretary


                              KELLY & COHEN APPLIANCES, INC.


                              By:/s/  Edward M. Kress
                                 Name:     Edward M. Kress
                                 Title:    Secretary


                              STEREO TOWN, INC.


                              By:/s/  Edward M. Kress
                                 Name:     Edward M. Kress
                                 Title:    Secretary


                              REX KANSAS, INC.


                              By:/s/  Edward M. Kress
                                 Name:     Edward M. Kress
                                 Title:    Secretary


                              REX ALABAMA, INC.


                              By:/s/  Edward M. Kress
                                 Name:     Edward M. Kress
                                 Title:    Secretary
                                   13

                              REXSTORES.COM, INC.


                              By:/s/  Edward M. Kress
                                 Name:     Edward M. Kress
                                 Title:    Secretary

                              "Parent"

                              REX STORES CORPORATION


                              By:/s/  Edward M. Kress
                                 Name:     Edward M. Kress
                                 Title:    Secretary


                              "Lenders"

                              FLEET BANK, N.A.,
                              Individually


                              By:/s/ Thomas Maiale
                                 Name:     Thomas Maiale
                                 Title:    Vice President


                              BANK ONE, DAYTON, N.A.


                              By:/s/ Michael R. Zaksheske
                                 Name:     Michael R. Zaksheske
                                 Title:    Vice President


                              HELLER FINANCIAL, INC.


                              By:/s/ T. W. Bukowski
                                 Name:     Thomas W. Bukowski
                                 Title:    Senior Vice President

                              NATIONAL CITY BANK, DAYTON


                              By:/s/ Sheila J. Petteruti
                                 Name:     Sheila J. Petteruti
                                 Title:    Vice President


                              THE PROVIDENT BANK


                              By:/s/ Jerome J. Brunswick
                                 Name:     Jerome J. Brunswick
                                 Title:    Senior Vice President


                              THE FIFTH THIRD BANK


                              By:/s/ K. Douglas Compton
                                 Name:     K. Douglas Compton
                                 Title:    Vice President


                              FIRSTSTAR BANK, N.A.
                              (as successor to Star Bank, N.A.)


                              By:/s/ Thomas D. Gibbons
                                 Name:     Thomas D. Gibbons
                                 Title:    Vice President

                              "Agent"

                              FLEET BANK, N.A.,
                              As Agent


                              By:/s/ Thomas Maiale
                                 Name:     Thomas Maiale
                                 Title:    Vice President